UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-______

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	22-3832302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Clyde Road Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Equity Incentive Plan (as amended)

(Full title of the plan)

Stephen Snyder

Chief Executive Officer

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey

(Name and address of agent for service)

(732) 873-5133

(Telephone number, including area code, of agent for service)

With copy to:

David S. Song

Mazzeo Song P.C.

444 Madison Avenue - 4th Floor

New York, New York 10022

(212) 599-3077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum offering price	Amount of registration fee
Series A Preferred Stock, $0.001 par value per share	200,000 shares	$26.88	$5,376,000	$669.31

(1)	Represents the average of the high and low prices of Series A Preferred Stock on August 6, 2018, as reported by NASDAQ Capital Market, and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

Medical Transcription Billing, Corp. (the “Company”) is filing this Registration Statement on Form S-8 relating to 200,000 shares of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) issuable to participants under its Amended and Restated Equity Incentive Plan (the “Amended Plan”).

The Company previously filed Form S-8 Registration Statement No. 333-203228 relating to 1,351,000 shares of Common Stock issuable to participants under its original 2014 Equity Incentive Plan and Form S-8 Registration Statement No. 333-217317 relating to 1,500,000 shares of Common Stock and 100,000 shares of its Series A Preferred Stock issuable to participants under its Amended Plan.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “ Securities Act ”), and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

-	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 7, 2018;

-	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed on May 15, 2018 and August 8, 2018;

-	Current Reports on Form 8-K filed on March 12, 2018, May 8, 2018, June 18, 2018 and July 2, 2018, and two Current Reports on Form 8-K filed on May 7, 2018; and

-	The description of the Company’s Common Stock and Series A Preferred Stock contained in the Company’s Registration Statement on Form S-1/A, filed with the SEC on December 12, 2016 (including any further reports filed with the SEC for the purpose of updating such description).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part thereof from the date of filing of such document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

3

Item 6. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation and bylaws provide for the indemnification of its directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). Sections 145 and 102(b)(7) of the DGCL generally provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director or executive officer of such corporation. The Company has also entered into indemnification agreements with its directors and executive officers. The Company maintains insurance on behalf of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibits follow the signature page to this Registration Statement.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey on August 8, 2018.

Medical Transcription Billing, Corp.

By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Snyder and Bill Korn, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq		August 8, 2018
Mahmud Haq	Executive Chairman and Director

/s/ Stephen Snyder		August 8, 2018
Stephen Snyder	Principal Executive Officer and Director

/s/ Bill Korn		August 8, 2018
Bill Korn	(Principal Financial Officer)

/s/ Norman Roth		August 8, 2018
Norman Roth	(Principal Accounting Officer)

/s/ Howard L. Clark, Jr.		August 8, 2018
Howard L. Clark, Jr.	Director

/s/ John N. Daly		August 8, 2018
John N. Daly	Director

/s/ Anne Busquet		August 8, 2018
Anne Busquet	Director

/s/ Cameron Munter		August 8, 2018
Cameron Munter	Director

5

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company dated April 4, 2014 (filed as Exhibit 3.1 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.2	Amended and Restated Certificate of Incorporation of the Company dated June 29, 2016 (filed as Exhibit 3.2 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.3	Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.3 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.4	First Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.4 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.5	Second Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.5 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 18, 2018 (filed as Exhibit 3.6 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
3.7	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
4.1	Form of stock certificate of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock. (filed as Exhibit 4.2 to Amendment No. 2 to the Company’s Form S-1 on October 19, 2015 and incorporated herein by reference).
4.2	Medical Transcription Billing, Corp. Amended and Restated Equity Incentive Plan (filed as Appendix B to the Company’s Proxy Statement on Schedule 14A filed on February 7, 2017, and incorporated herein by reference).
4.3	First Amendment to Medical Transcription Billing, Corp. Amended and Restated Equity Incentive Plan (filed as Exhibit 10.16 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).
4.4	Form of Restricted Stock Unit Agreement under the 2014 Equity Incentive Plan (filed as Exhibit 10.3 to the Company’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).
4.5	Form of Restricted Stock Award Agreement under the 2014 Equity Incentive Plan (filed as Exhibit 10.12 to the Company’s Form 10-K filed on March 24, 2016 and incorporated herein by reference).
5.1*	Opinion of Mazzeo Song P.C., as to the legality of the securities being registered.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Mazzeo Song P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

*Filed herewith

6